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                                                                    Exhibit 23.1







              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements on Form S-3 No. 333-19695 and 333-7861 and Form S-8 No. 33-61704, 33-61708, and
33-68046 pertaining to the Protein Polymer Technologies, Inc. 1992 Stock Option Plan, 1989 Stock Option Plan, and Options Subject to Individual Option Agreements of our report dated January 30, 1997, with respect to the financial statements of Protein Polymer Technologies, Inc., included in this Annual Report (Form 10-KSB) for the year ended December 31, 1996.

                                                           /s/ Ernst & Young LLP
                                                               ERNST & YOUNG LLP




San Diego, California
March 20, 1997